Exhibit 99.2

Contact:	Lytham Partners, LLC	The Storch-Murphy Group
	Joe Diaz	Martin Schildhouse
	Joe Dorame	Communications Director
	Robert Blum	(305) 606-3577
(602) 889-9700
BIOHEART, INC., TO INTRODUCE AT-HOME HEART FAILURE MONITOR FOR CONGESTIVE HEART FAILURE PATIENTS
Expands Focus to Include Intelligent Devices in Treatment of Heart Failure and Cardiovascular Diseases
     SUNRISE, Fla. (July 10, 2008)—Bioheart, Inc., (Nasdaq:BHRT) a company committed to delivering intelligent devices and biologics that help monitor, diagnose and treat heart failure and cardiovascular diseases, today announced it has secured worldwide non-exclusive distribution rights to the Bioheart 3370 Heart Failure Monitor, an interactive and simple-to-use at-home intelligent device designed specifically to improve available healthcare to patients outside hospitals who are suffering from heart failure. The device, manufactured by RTX Healthcare A/S (Denmark), has 510k market clearance from the US Food and Drug Administration for marketing in the U.S. and CE mark approval for marketing in Europe and other countries that follow this mark. The Company is planning to begin immediate commercial distribution.
     The compact Bioheart 3370 Heart Failure Monitor engages patients through personalized daily interactions and questions, while collecting vital signs and transmitting the information directly into a database. It is uniquely available in both a wireless configuration and through hook-up to regular telephone lines. The data are regularly monitored by a remotely located medical professional, who watches for any abnormal readings that may signal a change in the patient’s health status. These changes are reported back to the treating physician.
     “Remote monitoring of heart failure patients forms a cornerstone of heart failure disease management, enhancing the opportunity to avoid episodes of worsening heart failure and emergency hospitalizations,” said William Abraham, MD, professor of internal medicine and director of the Division of Cardiovascular Medicine at The Ohio State University Medical Center. “In the long run, our goal is to improve quality of life and keep patients out of the hospital.”
     The Bioheart 3370 Heart Failure Monitor collects data from a range of vital sign monitoring devices, a weight scale and a voice-activated heart failure status questionnaire, and provides for secure data transmission to an HTTP server on the Internet. The monitor is designed with unique features that make the device state-of-the-art for system integrators working the area of home monitoring, e-health and remote disease management. Regular data input and monitoring enables the health care team to detect signs and symptoms of change as they occur.
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13794 NW 4th Street, Suite 212 • Sunrise, Florida 33325
Phone: 954.835.1500 • Fax: 954.845.9976
www.bioheartinc.com

Page 2: Bioheart To Introduce At-Home Heart Failure Monitor
“We are very excited about this tremendous opportunity to better serve the Congestive Heart Failure patient population and their physicians,” said Howard J. Leonhardt, Bioheart’s CEO and Chief Technology Officer. “This technology is highly synergistic to our work with MyoCell® Therapy, an investigational cell therapy for the potential treatment of chronic heart damage, and marks the beginning of our ability to offer new intelligent devices that complement cell transplantation.”
     On average, Class III heart failure patients are hospitalized on an emergency basis six days of every six months. One of the goals of both MyoCell® Therapy and the Bioheart 3370 At-Home Heart Failure Monitor is to significantly reduce the number of emergency hospitalization days, as well as their associated costs.
     “The Bioheart 3370 Heart Failure Monitor is extremely simple and intuitive to use for elderly patients,” said Bjarne Flou, CEO, RTX Healthcare. “We believe this partnership will deliver excellent value for patients and physicians.”
     The Bioheart 3370 At-Home Heart Failure Monitor will be available through physician prescription.
ABOUT CONGESTIVE HEART FAILURE
Congestive heart failure (CHF), or heart failure, is a condition in which the heart can’t pump enough blood to the body’s other organs. There are numerous reasons for heart failure to occur. While the failing heart continues to function, it does not do so as efficiently as it should. People with heart failure find that they cannot exert themselves as they become tired and short of breath. As blood flow out of the heart slows, returning blood flow into the heart through the veins tends to back up. This causes congestion in tissues. Heart failure is a leading cause of hospitalizations in people over age 65.
ABOUT BIOHEART, INC.
Bioheart, Inc. (NASDAQ: BHRT) is committed to delivering intelligent devices and biologics that help monitor, diagnose and treat heart failure and cardiovascular diseases. Its goals are to improve a patient’s quality of life and reduce health care costs and hospitalizations. Specific to biotechnology, Bioheart is focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage. Its lead product candidate, MyoCell®, is an innovative clinical muscle-derived stem cell therapy designed to populate regions of scar tissue within a patient’s heart with new living cells for the purpose of improving cardiac function in chronic heart failure patients. The Company’s pipeline includes multiple product candidates for the treatment of heart damage, including Bioheart Acute Cell Therapy, an autologous, adipose tissue-derived stem cell treatment for acute heart damage, and MyoCell® SDF-1, a therapy utilizing autologous cells that are genetically modified to express additional potentially therapeutic growth proteins. For more information on Bioheart, visit www.bioheartinc.com.
MyoCell and MyoCell SDF-1 are trademarks of Bioheart, Inc.
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13794 NW 4th Street, Suite 212 • Sunrise, Florida 33325
Phone: 954.835.1500 • Fax: 954.845.9976
www.bioheartinc.com

Page 3: Bioheart To Introduce At-Home Heart Failure Monitor
ABOUT RTX HEALTHCARE A/S
RTX Healthcare focuses entirely on helping people suffering from chronic diseases to live a better and longer life with their disease. RTX Healthcare specializes in the development and manufacturing of wireless medical devices for remote monitoring. It is RTX Healthcare’s vision to be known and recognized as a market leader in the healthcare industry at delivering the most appropriate and cost-effective telehealth solutions. For further information, please visit: http://www.rtx.dk.
Forward Looking Statements:
Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.
Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our ability to secure additional financing; (ii) the timely success and completion of our clinical trials; (iii) the occurrence of any unacceptable side effects during or after preclinical and clinical testing of our product candidates; (iv) regulatory approval of our product candidates; (v) our dependence on the success of our lead product candidate; (vi) our inability to predict the extent of our future losses or if or when we will become profitable; (vii) our ability to protect our intellectual property rights; (viii) our inability to predict the extent of our future losses or if or when we will become profitable; and (viii) intense competition . The company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including the section titled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 on Form 10-K/A.
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13794 NW 4th Street, Suite 212 • Sunrise, Florida 33325
Phone: 954.835.1500 • Fax: 954.845.9976
www.bioheartinc.com